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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported): June 9, 2003
                                                  ------------

                                  iVillage Inc.
        -----------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



      Delaware                     000-25469                   13-3845162
---------------------          -----------------           -------------------
   (State or Other             (Commission File               (IRS Employer
   Jurisdiction of                 Number)                 Identification No.)
   Incorporation)





500-512 Seventh Avenue, New York, New York                      10018
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(Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code:  (212) 600-6000
                                                     ---------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5. Other Events and Required FD Disclosure.
        ----------------------------------------

         On June 9, 2003, iVillage Inc. ("iVillage") issued a press release announcing that The Nasdaq Stock Market, Inc. ("Nasdaq") had notified iVillage by letter dated June 9, 2003 that the minimum closing bid price of iVillage's common stock had been $1.00 per share or greater for at least 10 consecutive trading days. As a result, iVillage has regained compliance with Nasdaq Marketplace Rule 4310(c)(8)(D) and iVillage's common stock will continue to be quoted on The Nasdaq SmallCap Market provided iVillage continues to satisfy the Nasdaq's continued listing requirements. A copy of iVillage's press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        -------------------------------------------------------------------

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits.
             ---------

             99.1 Press Release dated June 9, 2003 regarding iVillage Inc.'s announcement that it has regained compliance with the minimum bid price per share requirement of The Nasdaq SmallCap Market.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         iVillage Inc.
                                         (Registrant)

Date: June 10, 2003                      By:  /s/ Scott Levine
                                             ----------------------------------
                                             Scott Levine
                                             Chief Financial Officer




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                                  EXHIBIT INDEX


Exhibits
--------
  99.1 Press Release dated June 9, 2003 regarding iVillage Inc.'s announcement that it has regained compliance with the minimum bid price per share requirement of The Nasdaq SmallCap Market.